For immediate release	For More Information: F. Scott Dueser, Chairman, President & CEO 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES APPOINTMENT OF SALLY POPE DAVIS TO BOARD OF DIRECTORS

ABILENE, Texas, May 20, 2024 – The Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) – announced today the appointment of Sally Pope Davis to the Company's Board of Directors. Ms. Davis was also appointed to the Board of Directors of First Financial Bank. She retired from Goldman Sachs in April 2024 after a 34-year career at the firm.

"Sally co-led one of the industry's largest U.S. small cap value funds during her tenure at Goldman Sachs Asset Management, while also having specific responsibility for and expertise in investments across the financial sector, including banks, thrifts, insurance companies, mortgage, capital markets and specialty finance. We are extremely honored to welcome her to the First Financial Bankshares Board of Directors," said F. Scott Dueser, Chairman, President and CEO of First Financial. "Sally is a member of the CFA Society New York and the CFA Institute, and a past president of the Bank and Financial Analysts Association. We look forward to having her knowledge, experience and direction on the Company's board as one of the top financial investors in the country."

Davis joined Goldman Sachs in 1989 and spent her first ten years at the firm as a sell-side research analyst covering U.S. regional banking companies. Previously, she was a sell-side bank analyst at Brown Brothers Harriman. Davis began her career at Chase Manhattan Bank in 1981, where she was a Vice President in capital planning and also held positions in corporate finance, specializing in financial institutions.

Ms. Davis is an experienced and in-demand public speaker, which includes giving presentations to boards of directors, senior management and leadership, risk management and investment groups. She has been a frequent participant on conference investor panels, has made appearances on CNBC, and has been quoted often in the financial press.

Ms. Davis holds degrees in finance (B.S., 1979) from the University of Connecticut and business administration (MBA, 1981) from the University of Chicago Graduate School of Business.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that, through its subsidiary, First Financial Bank, operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Franklin, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. First Financial Bankshares, Inc., also operates First Financial Trust & Asset Management Company, with nine locations, and First Technology Services, Inc., a technology operating company.

First Financial Bankshares, Inc., is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, Inc., please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the management of First Financial Bankshares, Inc. (the "Company"), as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents/Filings" on the Company's website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.